As filed with the Securities and Exchange Commission on February 9, 1998
                                           Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                         ------------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  Under
                        The Securities Act of 1933

                         ------------------------

                         USN COMMUNICATIONS, INC.
          (Exact name of registrant as specified in its charter)

                         ------------------------

           DELAWARE                                 36-3947804
     (State of incorporation)      (I.R.S. employer identification number)


                         10 SOUTH RIVERSIDE PLAZA
                         CHICAGO, ILLINOIS 60606
       (Address of principal executive offices, including zip code)


               AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                       1997 OMNIBUS SECURITIES PLAN
                  1996 NONQUALIFIED STOCK OPTION GRANTS
                        (FULL TITLE OF THE PLANS)


                          THOMAS A. MONSON, ESQ.
              VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         USN COMMUNICATIONS, INC.
                         10 SOUTH RIVERSIDE PLAZA
                         CHICAGO, ILLINOIS 60606
                              (312) 906-3600
              (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING
                     AREA CODE, OF AGENT FOR SERVICE)

                         ------------------------

                             WITH COPIES TO:

                           GARY P. CULLEN, ESQ.
             SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                          333 WEST WACKER DRIVE
                         CHICAGO, ILLINOIS 60606
                              (312) 407-0700

                         ------------------------

                                       CALCULATION OF REGISTRATION FEE

                                              Proposed Maximum      Proposed Maximum       Amount of
    Title of Securities       Amount to be     Offering Price      Aggregate Offering    Registration
      to be Registered         Registered     per Share (1)(2)         Price (2)            Fee (3)
    -------------------       ------------    ----------------     ------------------    ------------
    Common Stock, par         4,048,990(4)         $16.34              $66,160,497          $19,517
    value $.01 per share

(1) In accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the average of the high and low sales prices of the Company's Common Stock on the Nasdaq National Market on February __, 1998.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.
(4) Includes (i) 979,380 shares of Common Stock under the Amended and Restated 1994 Stock Option Plan, (ii) 2,750,000 shares of Common Stock under the Omnibus Securities Plan and (iii) 319,610 shares of Common Stock issuable upon exercise of the 1996 Nonqualified Stock Option Grants, plus such additional number of shares of Common Stock as may be issuable to prevent dilution under such plans or options.



                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

            * Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.



                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, USN Communications, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

      (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

      (3) The Company's Current Report on Form 8-K, dated January 7,
1998.

      (4) The Company's registration statement on Form 8-A, dated January 28, 1998, filed pursuant to Section 12(g) of the Exchange Act, which incorporates by reference therein the description of the Common Stock contained in the Company's prospectuses, dated February 3, 1998, which were filed with the Commission on February 3, 1998 pursuant to Rule 424(b) under the Securities Act of 1933, and which constitute a part of the Company's registration statement on Form S-1 (333-38381), under the caption "Description of Capital Stock,"

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.



      Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. The Company's Certificate of Incorporation and By-laws provide that the Company shall indemnify its directors and such officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by Section 145 of the DGCL. The Company has entered into indemnification agreements with its directors and certain of its officers, employees and agents, which provide that the Registrant shall indemnify such parties pursuant to Section 145 of the DGCL.

      Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Registrant's Certificate of Incorporation and By-laws include a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      A list of exhibits is set forth on the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.

ITEM 9.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on this 9th day of February, 1998.

                                      USN COMMUNICATIONS, INC.


                                      By:  /s/ J. Thomas Elliott
                                         ------------------------------
                                         J. Thomas Elliott
                                         Chairman of the Board, President,
                                            and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 9th day of February, 1998.


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Thomas Elliott and Thomas A. Monson his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


             SIGNATURE                               TITLE
             ---------                               -----
     /s/ J. Thomas Elliott               Chairman of the Board, President
     ----------------------------        and Chief Executive Officer
     J. Thomas Elliott                   (Principal Executive Officer)


     ----------------------------        Director
     Richard J. Brekka


     /s/ Dennis B. Dundon                Chief Operating Officer and
     ----------------------------        Director
     Dennis B. Dundon


     /s/ Ronald W. Gavillet              Executive Vice President,
     ----------------------------        Strategy & External Affairs and
     Ronald W. Gavillet                  Director


     ----------------------------        Director
     James P. Hynes


     ----------------------------        Director
     Donald J. Hofmann, Jr.


     /s/ William A. Johnston             Director
     ----------------------------
     William A. Johnston


     ----------------------------        Director
     Ian Kidson


     /s/ Paul S. Lattanzio               Director
     ----------------------------
     Paul S. Lattanzio


     ----------------------------        Director
     David C. Mitchell


     /s/ Eugene A. Sekulow               Director
     ---------------------------
     Eugene A. Sekulow


     /s/ Gerald J. Sweas                 Executive Vice President and
     ---------------------------         Chief Financial Officer
     Gerald J. Sweas                     (Principal Financial Officer)






                              EXHIBIT INDEX



Exhibit No.     Description of Exhibit

3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration
                No. 333-38381)).

3.2 Amended and Restated By-laws of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-38381)).

4.1 Form of certificate representing shares of Common Stock (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-38381)).

5.1             Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).

23.1            Consent of Deloitte & Touche, LLP, independent auditors.

23.3 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

24.1            Power of Attorney (included on the signature page hereto).

99.1 Amended and Restated 1994 Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form S-4 (Registration No. 333-37621).

99.2 Omnibus Securities Plan (incorporated by reference to the Company's Registration Statement on Form S-4 (Registration No. 333-37621).